Exhibit 4.1

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) has been entered into by and between the purchaser set forth on the Omnibus Signature Page hereof (the “Purchaser”) and Palomino Laboratories Inc., a Delaware corporation (the “Company”).

R E C I T A L S

A. The Company is offering a minimum of 3,750,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $4.00 per share (the “Per Share Purchase Price”), for an aggregate purchase price of $15,000,000 (the “Minimum Offering Amount”), and a maximum of 7,500,000 shares of Common Stock at the Per Share Purchase Price, for an aggregate purchase price of $30,000,000.

B. The Placement Agent (as defined below) or its Affiliates or their respective officers, directors, shareholders or employees may (but are not obligated to) also purchase Shares (as defined below) in the Offering (“Placement Agent Investments”), and to the extent they do so, such purchases will be counted towards the achievement of the Minimum Offering Amount.

C. None of the Shares (sometimes referred to herein as the “Securities”) subscribed for pursuant to this Agreement have been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or any state or foreign securities Law. This private placement offering (this “Offering”) is being made on a reasonable “best efforts” basis to “accredited investors,” as defined in Regulation D under the Securities Act, in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

AGREEMENT

The Company and the Purchaser hereby agree as follows:

1. Subscription.

(a) Purchase and Sale of the Shares.

(i) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, that number of Shares set forth on the Purchaser’s Omnibus Signature Page attached hereto at the Per Share Purchase Price, for a total aggregate purchase price for such Shares as set forth on such Omnibus Signature Page (the “Purchase Price”). The minimum subscription amount for each purchaser in the Offering is $100,000 (or 25,000 Shares). The Company may accept subscriptions for less than $100,000 from any Purchaser in the Offering in its sole discretion. For the purposes of this Agreement, “Shares” means the shares of Common Stock issued and sold to the Purchaser hereunder in the Offering at the Initial Closing (as defined below) and at any Subsequent Closing (as defined below).

(ii) In connection with this Offering, the Company has entered or will enter into other subscription agreements in the same form and containing the same terms and conditions as this Agreement for Shares (“Other Shares”) (each, an “Other Subscription Agreement”) with purchasers in the Offering other than the Purchaser (collectively, “Other Purchasers”).

(b) Subscription Procedure; Closing.

(i) Initial Closing. Subject to the terms and conditions of this Agreement, the initial closing of the Offering shall take place upon the satisfaction (or waiver as provided herein) of the conditions set forth in Section 5 and Section 6 of this Agreement (other than those conditions that by their nature will be satisfied at the Closing, but subject to the satisfaction (or waiver as provided herein) of such conditions) or at such other time and place as is mutually agreed to by the Company and the Placement Agent (the “Initial Closing” and the date that the Initial Closing occurs, the “Initial Closing Date”).

(ii) Subsequent Closings. At any time prior to the later of (i) March 31, 2026, as may be extended to April 30, 2026 upon mutual agreement by the Company and the Placement Agent; (ii) the date on which the Maximum Offering Amount is sold by the Company; or (iii) on a date mutually agreed upon in writing by the Company and the Placement Agent, subject to the satisfaction (or waiver as provided herein) of the conditions set forth in Section 5 and Section 6 of this Agreement (other than those conditions that by their nature will be satisfied at the Closing, but subject to the satisfaction (or waiver as provided herein) of such conditions) (each a “Subsequent Closing” and collectively the “Subsequent Closings” and the date that a Subsequent Closing occurs, a “Subsequent Closing Date”), the Company may sell additional Shares up to the Maximum Offering Amount to such persons as may be approved by the Company and who are reasonably acceptable to the Placement Agent, including the Purchaser.

The Initial Closing and the Subsequent Closings, if any, shall be known collectively herein as the “Closings” or individually as a “Closing.” The Initial Closing Date and the Subsequent Closing Dates are each referred to herein as a “Closing Date.” Closings may take place remotely via the exchange by electronic transmission of documents and signatures.

(iii) Subscription Procedure. To complete a subscription for the Shares, the Purchaser must fully comply with the subscription procedure provided in subparagraphs (A) through (D) of this paragraph (iii) on or before the applicable Closing Date:

(A) Subscription Documents. At or before the applicable Closing, the Purchaser shall review, complete and execute the Omnibus Signature Page to this Agreement and the Registration Rights Agreement substantially in the form of Exhibit A hereto (the “Registration Rights Agreement”), the Selling Securityholder Questionnaire (as defined in the Registration Rights Agreement), the Purchaser Profile, and the Accredited Investor Certification, attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), and deliver the Subscription Documents to the party indicated thereon at the address set forth under the caption “How to subscribe for Shares in the private offering of Palomino Laboratories Inc.” below. Executed documents may be delivered to such party by facsimile or .pdf sent by electronic mail (e-mail).

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(B) Purchase Price. At or before the applicable Closing, the Purchaser shall deliver to Flagstar Bank, N.A., in its capacity as escrow agent (the “Escrow Agent”), under an escrow agreement among the Company, the Placement Agent and the Escrow Agent (the “Escrow Agreement”) the full Purchase Price set forth on the Purchaser’s Omnibus Signature Page attached hereto, by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Shares in the private offering of Palomino Laboratories Inc.” below. Such funds will be held for the Purchaser’s benefit in the escrow account established for the Offering (the “Escrow Account”), without interest or offset as set forth in the Escrow Agreement.

(C) Termination. This Agreement shall terminate automatically and be of no further force and effect, and any amounts deposited into the Escrow Account by or on behalf of the Purchaser shall be returned to the Purchaser or its designee promptly, without interest or offset, if (i) the Purchaser and the Company agree in writing to terminate this Agreement prior to the applicable Closing, (ii) the subscription has been revoked in full by the Purchaser in accordance with Section 8, or (iii) prior to the applicable Closing, in the Purchaser’s sole and absolute discretion, upon written notice to the Company, if any representation or warranty of the Company set forth in Section 3 hereof shall be or shall have become inaccurate or the Company shall have breached or failed to perform any of its covenants or other agreements set forth in this Agreement, which inaccuracy, breach or failure to perform would give rise to the failure to satisfy any of the conditions set forth in Section 6(a) or Section 6(b) of this Agreement and which inaccuracy, breach or failure to perform cannot be cured by the Company or, if capable of being cured, is not cured within two (2) Business Days of the Purchaser’s notice to the Company thereof. For the purposes of this Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

(D) Company Discretion. The Purchaser understands and agrees that, prior to the execution and delivery of this Agreement by the Company, the Company in its sole discretion reserves the right to accept or reject this subscription for Shares, in whole or in part. The Company and the Purchaser shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Agreement.

(iv) Deliveries at Closing. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser, or the Placement Agent on behalf of the Purchaser, the following:

(A) this Agreement duly executed by the Company;

(B) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate (or at the request of the Purchaser, a book-entry statement) evidencing a number of Shares being purchased by the Purchaser at the Closing, as set forth in the Purchaser’s Omnibus Signature Page, registered in the name of the Purchaser (but notwithstanding the foregoing, upon the Closing, the Purchaser shall be deemed for all corporate purposes to have become the holder of record of such Shares, irrespective of the date of delivery of the Shares to the Purchaser); and

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(C) the certificates, legal opinion and other documents set forth in Section 6 below.

“Transfer Agent” means VStock Transfer, LLC, with a mailing address of 18 Lafayette Place, Woodmere, New York 11598, and any successor transfer agent of the Company for the Common Stock.

2. Placement Agent. Laidlaw & Company (UK) Ltd. (the “Placement Agent”), a U.S.-registered broker-dealer, has been engaged by the Company as the Company’s exclusive placement agent, on a reasonable “best efforts” basis, for the Offering. The Placement Agent (a) will be paid at each Closing from the Offering proceeds a total cash placement fee of ten percent (10.0%) (five percent (5%) in the case of Company introduced parties) of the gross Purchase Price paid by the Purchaser and the aggregate gross purchase price paid by all Other Purchasers in the Offering at that Closing (the “Cash Fee”), (b) will be paid at each Closing from the Offering proceeds a total non-allocable expense allowance equal to two percent (2.0%) (one percent (1%) in the case of Company introduced parties) of the gross Purchase Price paid by the Purchaser and the aggregate gross purchase price paid by all Other Purchasers in the Offering at that Closing (the “Expense Allowance”), and (c) will receive warrants to purchase a total number of shares of Common Stock equal to ten percent (10.0%) of the number of Shares sold in the Offering (excluding Shares sold to Company introduced parties) at that Closing, with a term expiring five (5) years after the final Closing Date and an exercise price equal to 120% of the lowest price per share of the Shares issued or issuable to investors in the Offering (the “Placement Agent Warrants”). Any sub-agent of the Placement Agent that introduces investors to the Offering will be entitled to share in the Cash Fee, Expense Allowance and Placement Agent Warrants attributable to those investors pursuant to the terms of an executed sub-agent agreement with such Placement Agent. The Company has agreed to pay certain other expenses of the Placement Agent, including the fees and expenses of its counsel, in connection with the Offering. The Purchaser acknowledges that certain potential conflicts of interest exist in connection with this Offering. Lucius Partners LLC (“Lucius Partners”) is a stockholder of the Company, having acquired its shares of Common Stock prior to the consummation of the merger between the Company and its predecessor entity. Lucius Partners is not engaged as an advisor to the Company in connection with this Offering; however, certain individuals serve in management or leadership capacities with both Lucius Partners and the Placement Agent. Specifically, Matthew Eitner, the Chief Executive Officer of the Placement Agent, James Ahern, the Managing Partner of the Placement Agent, and Patrick Gallagher, a Managing Director of the Placement Agent, are also managing members, members, and/or officers of Lucius Partners. By virtue of these overlapping roles, the Placement Agent and its associated persons have indirect material economic interests in the Company through their affiliation with Lucius Partners, in addition to the direct economic interests arising from the Placement Agent’s compensation in connection with this Offering. As a result of the foregoing relationships and arrangements, potential conflicts of interest exist between the interests of the Company, on the one hand, and the interests of each of Lucius Partners and the Placement Agent and their respective officers, associated persons, and employees, on the other hand. These conflicts may include, without limitation, conflicts arising from the Placement Agent’s interest in maximizing Offering proceeds (which benefits both its direct compensation and the value of Lucius Partners’ equity stake in the Company), and conflicts arising from Lucius Partners’ interests as a stockholder of the Company. There may also be conflicts between the best interests of the Purchaser and the interests of the Placement Agent and its officers, associated persons, and employees. By executing this Agreement and subscribing for Shares in this Offering, the Purchaser specifically acknowledges that it (a) has been informed of the foregoing potential or actual conflicts of interest, (b) understands the risks of such potential or actual conflicts, (c) acknowledges that it has had an opportunity to ask for information relevant to these disclosures, and (d) gives its informed consent to the transactions and relationships described herein.

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3. Representations and Warranties of the Company. Except as set forth in (i) the Disclosure Schedule delivered to the Purchaser prior to or concurrently with the execution of this Agreement (the “Disclosure Schedule”), or (ii) the SEC Reports (as defined below) (but excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward-looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to the Purchaser, as of the applicable Closing Date, the following:

(a) Organization and Qualification. The Company and each of its Subsidiaries is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, and has the requisite corporate or limited liability company power to own, lease and operate its properties and to carry on its business as currently conducted and as described in the SEC Reports. For purposes of this Agreement, “Law” or “Laws” means any federal, state, local or foreign or provincial statute, law (including, for the avoidance of doubt, any statutory, common, or civil law), ordinance, rule, regulation, order, injunction, decree or agency requirement having the force of law or any undertaking to or agreement with any Governmental Authority (as defined below). The Company and each of its Subsidiaries is duly qualified as a foreign corporation or limited liability company, as the case may be, to do business and is in good standing in every jurisdiction in which the nature of the business as currently conducted and as described in the SEC Reports makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any event, circumstance, development, condition, occurrence, state of facts, change or effect that, individually or in the aggregate with any other event, circumstance, development, condition, occurrence, state of facts, change or effect, has or would reasonably be expected to (x) prevent or materially delay or materially impair the ability of the Company or its Subsidiaries to carry out its obligations under this Agreement or (y) have any material adverse effect on the business, properties, assets, liabilities, operations or condition (financial or otherwise), results of operations or future prospects of the Company and its Subsidiaries, taken as a whole; provided, however, that for purposes of clause (y), none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to have a “Material Adverse Effect”: (i) general economic, financial, credit, capital market or regulatory conditions or any changes therein (provided, however, that such effects do not affect the Company and its Subsidiaries taken as a whole disproportionately as compared to the Company’s similarly-situated competitors), (ii) any effects alone or in combination that arise out of, or result from, directly or indirectly, the announcement, pendency, execution or performance of this Agreement, the transactions contemplated hereby or any action contemplated by this Agreement, (iii) acts of God, war (whether or not declared), disease, the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s similarly-situated competitors), (iv) any matter disclosed in the Disclosure Schedule or the SEC Reports (excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature); (v) any failure by the Company or its Subsidiaries to meet any projections, budgets or estimates of revenue or earnings (it being understood that the facts giving rise to such failure may be taken into account in determining whether there has been a Material Adverse Effect (except to the extent such facts are otherwise excluded from being taken into account by this proviso)), (vi) changes affecting the industry generally in which the Company or its Subsidiaries operate (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s similarly-situated competitors), or (vii) changes in Law or U.S. generally accepted accounting principles (“GAAP”) (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s similarly-situated competitors). For purposes of this Agreement, “Subsidiary” means, with respect to the Company, any corporation, partnership, limited liability company, joint venture or other legal entity of any kind (i) of which fifty percent (50%) or more of the capital stock or other equity interests or voting power are, directly or indirectly, controlled, owned or held by, or (ii) that is, at the time any determination is made, controlled (whether by voting power, Contract (as defined below) or otherwise) by, in each case, the Company (either alone or through or together with one or more of its other Subsidiaries).

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(b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company and each of its Subsidiaries party thereto has the requisite corporate or limited liability company power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the additional registration rights agreements between the Company and the Placement Agent, the Placement Agent Warrants and the Escrow Agreement (collectively with all other documents, certificates or instruments executed and delivered in connection with the transactions contemplated hereby or thereby, the “Transaction Documents”) and to consummate the transactions contemplated thereby, including to issue the Securities, in accordance with the terms hereof and thereof; (ii) the execution and delivery by the Company and each of its Subsidiaries party thereto of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Board of Directors or other applicable governing body of the Company or such Subsidiary, and no further action, proceeding, consent, waiver or authorization is, or will be at the time of execution of each such Transaction Document, required by or from the Company or any such Subsidiary, its respective board of directors or other governing body or its respective stockholders or equity holders; (iii) this Agreement has been, and at the Closing each of the other Transaction Documents will be when delivered at the Closing, duly executed and delivered by the Company and each of its Subsidiaries party thereto; and (iv) this Agreement and the other Transaction Documents, when delivered at the Closing will constitute the valid and binding obligations of the Company and its Subsidiaries party thereto enforceable against the Company and its Subsidiaries party thereto in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Transaction Documents, as such rights may be limited by state or federal laws or public policy underlying such laws.

(c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), and there are 18,770,686 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. All of the outstanding shares of Common Stock and of the capital stock of each of the Company’s Subsidiaries have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive or similar rights and other Liens (as defined below) and have been issued in compliance with all applicable Laws. All of the issued and outstanding capital stock of each Subsidiary of the Company are owned, directly or indirectly, by the Company, free and clear of any Liens. As of the date hereof, except as set forth on Schedule 3 (c), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible, exercisable or exchangeable into, any shares of capital stock of the Company or any of its Subsidiaries, or any Contracts by which the Company or any of its Subsidiaries is or may become bound or pursuant to which the Company or any of its Subsidiaries is otherwise obligated to issue additional shares of capital stock of the Company or any of its Subsidiaries; (ii) there are no outstanding debt securities of the Company or any of its Subsidiaries; (iii) other than pursuant to the Registration Rights Agreement and the additional registration rights agreements between the Company and the Placement Agent, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act, except as set forth on Schedule 3 (c)(iii); (iv) there are no outstanding registration statements of the Company or any of its Subsidiaries, except as set forth on Schedule 3 (c)(iv); (v) there are no securities or instruments of the Company or any of its Subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Securities as described in this Agreement; (vi) no co-sale right, right of first refusal or other similar right will exist with respect to the Securities or the issuance and sale thereof; and (vii) no shares of Common Stock are reserved for issuance, other than (A) shares of the Company reserved for future issuances under the 2025 Equity Incentive Plan, as may be amended, and (B) shares of Common Stock reserved for issuance upon exercise or conversion of the securities listed in Schedule 3 (c)(vii). The Company has made available to the Purchaser in SEC Reports and through the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”) true and correct copies of the Company’s Certificate of Incorporation, as in effect as of the Initial Closing, and the Company’s Bylaws, as in effect as of the Initial Closing, and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to officers, directors, employees and consultants. Except for the interests in the Company’s Subsidiaries, neither the Company nor any of its Subsidiaries owns any equity interest or other interest of any nature in, or any interest convertible, exchangeable, or exercisable for, equity interests or other interests of any nature in any other person. The Company does not have outstanding stockholder purchase rights or a “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in the Company upon the occurrence of certain events.

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(d) Issuance of Securities. The Shares that are being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms and upon payment of the consideration set forth in this Agreement will be duly and validly issued, fully paid and non-assessable, and free of preemptive or similar rights, Taxes and other Liens with respect to the issuance thereof, and restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities Laws and Liens created by or imposed by the Purchaser. Assuming the accuracy of each of the representations and warranties of the Purchaser herein, and of the Other Purchasers in each of their respective Other Subscription Agreements, the offer, issuance and sale by the Company of the Shares to the Purchaser are exempt from registration under the Securities Act and exempt from (or not subject to) registration, qualification or prospectus delivery requirements under the securities laws of any state or other jurisdiction.

(e) No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, including issuance and sale of the Securities in accordance with this Agreement and the other Transaction Documents, have not and will not (i) result in a violation of the Certificate of Incorporation or the Bylaws (or equivalent constitutive document) of the Company or any of its Subsidiaries; (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company or any Subsidiary is a party, except for those which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, except for those which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or in default under, any provision of its Certificate of Incorporation or Bylaws or any other constitutive documents. Neither the Company nor any Subsidiary is in violation of any term of or in default under any Contract, judgment, decree or order or any Law applicable to the Company or any Subsidiary, which violation or breach has been or would reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities Laws, neither the Company nor any of its Subsidiaries is required to obtain any Authorization of, or provide any notice to or make any filing or registration with, any Governmental Authority in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof, other than (i) the filings required pursuant to Section 9 (j), (ii) the filing of the registration statement contemplated by the Registration Rights Agreement and (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Securities and Exchange Commission (the “SEC”) under Regulation D. Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets or businesses is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to be material to the business of the Company and its Subsidiaries, taken as a whole. All notices, consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to deliver or obtain pursuant to the preceding two sentences have been or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

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(f) Absence of Litigation. There is no, and since the formation of the Company (the “Lookback Date”) there has not been any, action, suit, claim, inquiry, notice of violation, arbitration, petition, charge, citation, summons, subpoena, proceeding (including any partial proceeding such as a deposition) or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, before or by any Governmental Authority (an “Action”) pending or threatened in writing or, to the knowledge of the Company, threatened orally, against or affecting the Company or any of its Subsidiaries or any of their respective officers or directors or any of their respective assets or businesses, which has or would be reasonably likely to have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, and since the Lookback Date has not been, subject to any judgment, decree, or order which has been, or would reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(g) Acknowledgment Regarding Purchaser’s Purchase of the Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares.

(h) No General Solicitation. Neither the Company, nor to its knowledge any of its Affiliates (as defined below), or any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer, sale or issuance of the Securities. “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”). With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

(i) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would eliminate the availability of the exemption from registration under Rule 506(b) of Regulation D or afforded by Section 4(a)(2) of the Securities Act in connection with the Offering of the Shares contemplated hereby or cause this Offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

(j) Employee Relations. Since the Lookback Date, there has been no actual or threatened in writing, or to the knowledge of the Company, threatened orally, labor dispute, work stoppage, request for representation, union organizing activity, or unfair labor practice charges involving the employees of the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary is party to any collective bargaining agreement. The Company’s and/or its Subsidiaries’ employees are not members of any union, and the Company believes that its and its Subsidiaries’ relationships with their respective employees are good.

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(k) Intellectual Property Rights. The Company and each of its Subsidiaries exclusively owns, possesses, or has valid and enforceable rights to use, license, and exploit all Intellectual Property used in, necessary or advisable for the conduct of the Company’s and its Subsidiaries’ business as currently conducted and as described in the SEC Reports, except for a failure to own, possess or have such rights that would not reasonably be expected to result in a Material Adverse Effect. There are no unreleased liens or security interests which have been filed, or which the Company has received notice of, against any of the Intellectual Property owned by the Company. All Intellectual Property owned by the Company or its Subsidiaries, and all Contracts pursuant to which the Company or its Subsidiaries license Intellectual Property, are valid and enforceable, and the Company and its Subsidiaries are in full compliance with all such Contracts except as would not reasonably be expected to result in a Material Adverse Effect. Furthermore, except as has not been and would not reasonably be expected to result in a Material Adverse Effect, since the Lookback Date: (A) to the Company’s knowledge, there has been no infringement, misappropriation or violation by third parties of any such Intellectual Property of the Company or its Subsidiaries; (B) there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others challenging the Company’s or any of its Subsidiaries’ ownership of or any rights in or to any such Intellectual Property; (C) the Intellectual Property owned by the Company and its Subsidiaries and, to the Company’s knowledge, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others challenging the validity, enforceability or scope of any such Intellectual Property; (D) there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its Subsidiaries has received any written notice of such Action; and (E) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries has violated any term of any employment Contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have complied in all material respects with 37 C.F.R. §1.56 (Duty to disclose information material to patentability). The consummation of the transactions contemplated hereby or by the other Transaction Documents will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company or any of its Subsidiaries’ right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Company’s and its Subsidiaries’ business as currently conducted and as described in the SEC Reports, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. The rights of the Company and each of its Subsidiaries in their Intellectual Property are valid, subsisting and enforceable, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries has taken reasonable steps to maintain their Intellectual Property and to protect and preserve the confidentiality of all of their Trade Secrets. To the Company’s knowledge, there has not been any disclosure or access to any Trade Secrets of the Company and each of its Subsidiaries by any unauthorized person. The Company and each of its Subsidiaries have taken and continue to take commercially reasonable measures, at least consistent with prevailing industry practice, to ensure that all personal information in their possession, custody or control is protected against loss and against unauthorized, access, use, modification, disclosure or other misuse. “Intellectual Property” shall mean any and all rights title and interest in, arising out of, or associated with any intellectual or intangible property, whether protected, created or arising in any jurisdiction throughout the world, including the following: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, slogans, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights.

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(l) Environmental Laws.

(i) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect: (x) the Company and each Subsidiary is in compliance and has complied with all applicable Environmental Laws (as defined below); (y) the Company or its applicable Subsidiary is in possession of all Authorizations required pursuant to Environmental Laws to conduct their respective businesses as currently conducted and as described in the SEC Reports and (z) the Company or its applicable Subsidiary is in material compliance with all terms and conditions of such Authorizations. There is no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) relating to any violation or noncompliance with any Environmental Law involving the Company or any Subsidiary. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local Law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (A) treatment, storage, disposal, generation and transportation of Hazardous Substances; (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (E) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (F) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (G) health and safety of employees and other persons; and (H) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of Hazardous Substances. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii) To the knowledge of the Company, none of the Company or any of its Subsidiaries has any liability or obligation under any Environmental Law with respect to any release, spill, emission, leaking, pumping, pouring, emptying, leaching, escaping, dumping, injection, deposit, discharge or disposing of any Hazardous Substance in, onto or through the environment, except as would not reasonably be expected to have a Material Adverse Effect. “Hazardous Substances” means all materials, wastes, or substances defined by, or regulated under, any Environmental Laws, including as a hazardous waste, hazardous material, hazardous substance, extremely hazardous waste, restricted hazardous waste, contaminant, pollutant, toxic waste, or toxic substance, and specifically including petroleum and petroleum products, asbestos, radon, lead, toxic mold, radioactive materials, and polychlorinated biphenyls.

(m) Authorizations. The Company and each of its Subsidiaries holds, and is operating in compliance with, all authorizations, licenses, permits, approvals, clearances, registrations, exemptions, consents, certificates, waivers, filings, qualifications, foreign counterparts and any other entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government or foreign, or other governmental, including any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial or arbitral authority thereto (each a “Governmental Authority”) and supplements and amendments thereto (collectively, “Authorizations”) required for the conduct of its business as currently conducted and as described in the SEC Reports, or that are otherwise material to the business of the Company and its Subsidiaries, in all applicable jurisdictions, except as would not reasonably be expected to have a Material Adverse Effect. All Authorizations held by the Company or its Subsidiaries are valid and in full force and effect. Neither the Company nor any of its Subsidiaries is in material violation of any terms of any such Authorizations; and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority of any revocation or modification of any such Authorization, or written notice (or to the Company’s knowledge, oral notice) that such revocation or modification is being considered, except to the extent that any such revocation or modification would not be reasonably expected to have a Material Adverse Effect.

(n) Regulatory Compliance. The Company and each of its Subsidiaries is in compliance, and to the knowledge of the Company has since the Lookback Date been in compliance, with all applicable federal, state, local and foreign Laws. Neither the Company nor any of its Subsidiaries has, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any other notice or action relating to any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action relating to any of the Company’s products in development. Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority.

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(o) Title. Neither the Company nor any of its Subsidiaries owns any real property. Each of the Company and its Subsidiaries has good and marketable title to all of its personal property and other tangible assets (i) purportedly owned or used by them as reflected in the SEC Reports, or (ii) necessary for the conduct of their business as currently conducted and as described in the SEC Reports, free and clear of any legal or equitable, specific or floating, lien (statutory or otherwise), restriction, mortgage, deed of trust, pledge, lien, security interest, restrictive covenant, or other adverse right, charge, claim or encumbrance of any kind or nature whatsoever (collectively, “Liens”), except for Liens which would not reasonably be expected to have a Material Adverse Effect. With respect to properties and assets it leases, each of the Company and its Subsidiaries is in compliance with such leases and holds a valid leasehold interest free of any Liens, except for such Liens which would not reasonably be expected to have a Material Adverse Effect.

(p) Tax Status. The Company and each Subsidiary has filed (taking into account any valid extensions) all federal, state, local and foreign income and all other material returns, declarations, reports, elections, designations, or information returns or statements made to a Governmental Authority relating to Taxes, including any schedules or attachments thereto and any amendments thereof (collectively, “Tax Returns”) required to be made or filed by it or with respect to it by any jurisdiction to which it is subject. Such Tax Returns accurately reflect, in all material respects, the Tax liabilities of the Company and its Subsidiaries (other than Taxes not yet due and payable). The Company and each Subsidiary has timely paid all income Taxes and all other material Taxes and other material governmental assessments and material charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company and its Subsidiaries have adequately reserved and accrued for in accordance with GAAP. The Company has reserved and accrued on its books provisions in accordance with GAAP amounts that are reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due from the Company or any Subsidiary by the taxing authority of any jurisdiction. There are no, and to the Company’s knowledge since the Lookback Date there have been no, pending or threatened in writing (or to the Company’s knowledge, threatened orally) Actions by the taxing authority of any jurisdiction against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any Tax indemnity, Tax sharing or Tax allocation agreement (but not including any agreement whose primary subject matter is not Taxes) (a “Tax Agreement”). The Company is not a “United States real property holding corporation” within the meaning of Section 897(c) of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this Agreement, “Tax” or “Taxes” means (i) any and all U.S. federal, state, local, or non-U.S. taxes, assessment, levy or other charges, including net or gross income, gross receipts, net proceeds, estimated, sales, use, ad valorem, value added, franchise, license, withholding, payroll, employment, excise, property (including both real and personal), unclaimed property remittance/escheat, deed, stamp, alternative or add-on minimum, occupation, severance, unemployment, social security, workers’ compensation, capital, premium, windfall profit, environmental, custom duties, fees, transfer and registration taxes, and any governmental charges in the nature of a tax imposed by a Governmental Authority, (ii) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an Affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other person and (iii) any liability for the payment of any amounts as a result of being a party to any Tax Agreement.

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(q) Certain Transactions. None of the direct or indirect equity holders, stockholders, controlling persons, partners, managers, members, officers, directors, employees, general or limited partners or assignees (each, a “Related Party”) of the Company or any Subsidiary is presently, or to the knowledge of the Company has since the Lookback Date been, a party to any Contract or transaction with the Company or any Subsidiary (other than for services as employees, officers and directors, including director or officer indemnification agreements, and for the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. All transactions that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act are disclosed in the SEC Reports in accordance with Item 404 of Regulation S-K.

(r) Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(s) Insurance. The Company and its Subsidiaries have insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its Subsidiaries, and in any event maintain insurance policies in amounts as required by applicable Law or any Contract to which the Company or its Subsidiaries is a party or to which any of its assets or businesses is subject. All such insurance policies are in full force and effect and binding and enforceable in accordance with their terms, and all premiums due and payable thereon have been timely paid in full. Neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policy, nor has there been any failure to give any notice or present any claim under any such insurance policy in due and timely fashion except as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy and there has been no notice of cancellation of nonrenewal of any such insurance policy received by the Company or any of its Subsidiaries. To the knowledge of the Company, since the Lookback Date, no limits on any insurance policy of the Company or any of its Subsidiaries have been exhausted, materially eroded or materially reduced.

(t) SEC Reports. The Company has timely filed or furnished, as applicable, all reports, proxy statements, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be filed or furnished by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) (the “SEC Reports”) since the Lookback Date (or such shorter period since the Company was first required by Law or regulation to file such material). There are no Contracts (or any material change or amendment thereto, or any waiver of any material right thereunder) that are required to be described in the SEC Reports that were or are not described, in all material respects, therein. There are no Contracts (or any material change or amendment thereto, or any waiver of any material right thereunder) that are required to be filed as exhibits to the SEC Reports that were not or will not have been filed as required in the SEC Reports. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the SEC Reports. To the Company’s knowledge, none of the SEC Reports is the subject of an ongoing SEC review. There are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened in writing (or, to the Company’s knowledge, threatened orally), in each case regarding any accounting practice of the Company.

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(u) Financial Statements.

(i) The (A) audited financial statements of the Company as of and for the fiscal years ended December 31, 2024 and 2023, and (B) the unaudited interim financial statements of the Company for the nine months ended September 30, 2025 (in each case consisting of the balance sheets, related statements of operations, changes in stockholders’ equity (deficit) and cash flows), comply or will comply, as applicable, in all material respects with GAAP and the rules and regulations of the SEC with respect thereto (the foregoing financial statements, the “Financial Statements”). The Financial Statements included in the SEC Reports have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the business to which they relate as of the date thereof, subject, in the case of the unaudited interim financial statements of the Company for the nine months ended September 30, 2025, to normal year-end adjustments that will not, individually or in the aggregate, be material and the absence of notes, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries taken as a whole, as applicable, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments that will not, individually or in the aggregate, be material.

(ii) Except as disclosed in the SEC Reports, the Company (A) maintains a standard system of accounting established and administered in accordance with GAAP and (B) has established and maintains a system of internal controls over financial reporting designed to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of the Financial Statements for external purposes in accordance with GAAP. Except as disclosed in the SEC Reports, there (x) are no significant deficiencies or material weaknesses in any system of internal accounting controls used by each of the Company’s Subsidiaries, (y) has not since the Lookback Date been any fraud or other unlawful act on the part of any of management or other employees of the Company and each of its Subsidiaries who have a role in the preparation of Financial Statements or the internal accounting controls used by the Company and each of its Subsidiaries related to such preparation or controls and (z) has not since the Lookback Date been any claim or allegation regarding any of the foregoing.

(iii) Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, contingent or otherwise) other than (A) liabilities disclosed on the audited balance sheet (including the notes thereto) or the interim balance sheet (including the notes thereto) and (B) liabilities that have been incurred since the date of the latest balance sheet of the Company included in the Financial Statements filed with the SEC Reports in the ordinary course of business, which liabilities, individually or in the aggregate, are not material to the business of the Company and its Subsidiaries (taken as a whole).

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(iv) To the knowledge of the Company, KNAV CPA LLP (the “Auditor”), is an independent registered public accounting firm with respect to the Company as required by the Exchange Act and the rules and regulations promulgated thereunder and the rules and regulations of the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the Financial Statements, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(v) Material Changes. Except for the transactions contemplated hereby, since the date of the latest balance sheet of the Company included in the SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) there have not been any changes in the assets, financial condition, business or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition, results of operations or future prospects of the Company, (iii) none of the Company or its Subsidiaries has altered its method of accounting or the manner in which it keeps its accounting books and records, and (iv) none of the Company its Subsidiaries has declared or made any dividend or distribution of cash or other property to its stockholders or equity holders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company). The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Initial Closing, will not be Insolvent (as defined below). “Insolvent” means, with respect to the Company, on a consolidated basis with its Subsidiaries, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total indebtedness, (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature.

(w) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-15 under the Exchange Act) and except as disclosed in the SEC Reports, such controls and procedures are effective in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer.

(x) Sarbanes-Oxley. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it.

(y) Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the SEC Reports and is not so disclosed.

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(z) Foreign Corrupt Practices. Neither the Company and its Subsidiaries, nor any of their respective directors, managers, officers, agents or employees or other person acting on behalf of the Company or its Subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment or offered anything of value to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or, to the Company’s knowledge, made by any person acting on their behalf) which is in violation of Law or (iv) violated any applicable anti-terrorism Law or regulation, nor have any of them otherwise taken any action which would reasonably cause the Company or any of its Subsidiaries to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable Law of similar effect.

(aa) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, manager, officer, agent, employee or Affiliate of the Company or any Subsidiary is, or is acting under the direction of, on behalf of or for the benefit of a person that is, or is owned or controlled by a person that is, currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(bb) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and other applicable money laundering Laws and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any Governmental Authority involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or threatened in writing (or to the Company’s knowledge, threatened orally).

(cc) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Shares.

(dd) Privacy and Data Security.

(i) “Business Privacy and Data Security Policies” means all of the Company’s or one of its Subsidiaries’ present, internal or public-facing policies, notices, and statements concerning the privacy, security, or Processing of Personal Information in the conduct of the Business. “Personal Information” means any information that identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact a natural person, including name, street address, telephone number, email address, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under applicable Law, and all data associated with any of the foregoing that are or could reasonably be used to develop a profile or record of the activities of a natural person across multiple websites or online services, to predict or infer the preferences, interests, or other characteristics of a natural person, or to target advertisements or other content to a natural person. “Privacy Laws” means all applicable Laws, orders, writs, judgments, injunctions, decrees, stipulations, determinations or awards entered by or with any Governmental Authority, and binding guidance issued by any Governmental Authority concerning the privacy, security, or Processing of Personal Information (including Laws of jurisdictions where Personal Information was collected), including, as applicable, data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, and Laws concerning email, text message, or telephone communications. Without limiting the foregoing, Privacy Laws include the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009 and all other similar international, federal, state, provincial, and local Laws. “Processing” means any operation performed on Personal Information, including the collection, creation, receipt, access, use, handling, compilation, analysis, monitoring, maintenance, storage, transmission, transfer, protection, disclosure, destruction, or disposal of Personal Information.

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(ii) The Company and each of its Subsidiaries, and, to the Company’s knowledge, all vendors, processors, or other third parties acting for or on behalf of the Company or any of its Subsidiaries in connection with the Processing of Personal Information or that otherwise have been authorized to have access to Personal Information in the possession or control of the Company or any of its Subsidiaries, comply and at all times since the Lookback Date have complied, with all of the following in the conduct of its business as currently conducted and as disclosed in the SEC Reports: (A) Privacy Laws; (B) rules of self-regulatory organizations; (C) industry standards, guidelines, and best practices; (D) the Business Privacy and Data Security Policies; and (E) all obligations or restrictions concerning the privacy, security, or Processing of Personal Information under any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof, in each case, except for violations that, individually or in the aggregate, have not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(iii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, does not or will not: (A) conflict with or result in a violation or breach of any Privacy Laws or Business Privacy and Data Security Policies (as currently existing or as existing at any time during which any Personal Information was collected or Processed by or for the Company or any of its Subsidiaries in the conduct of its business as now being conducted); or (B) require the consent of or notice to any person concerning such person’s Personal Information, in each case, except as has not been and would not reasonably be expected to have a Material Adverse Effect.

(iv) Since the Lookback Date, (A) to the Company’s knowledge, no Personal Information in the possession or control of the Company or any of its Subsidiaries, or held or Processed by any vendor, processor, or other third party for or on behalf of the Company or any of its Subsidiaries, in the conduct of its business has been subject to any data or security breach or unauthorized access, disclosure, use, loss, denial or loss of use, alteration, destruction, compromise, or Processing (a “Security Incident”), and (B) neither the Company nor any of its Subsidiaries has notified and, to the Company’s knowledge, there have been no facts or circumstances that would require the Company or any of its Subsidiaries to notify, any Governmental Authority or other person of any Security Incident in the conduct of its business, in each case, except as has not been and would not reasonably be expected to have a Material Adverse Effect.

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(v) Since the Lookback Date, neither the Company nor any of its Subsidiaries has received any notice, request, claim, complaint, correspondence, or other communication in writing (or to the Company’s knowledge, orally) from any Governmental Authority or other person, and to the Company’s knowledge there has not been any audit, investigation, enforcement action (including any fines or other sanctions), or other Action relating to, any actual, alleged, or suspected Security Incident or violation of any Privacy Law involving Personal Information in the possession or control of the Company or any of its Subsidiaries, or held or Processed by any vendor, processor, or other third party for or on behalf of the Company or any of its Subsidiaries, in the conduct of its business, in each case, except as has not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(vi) In the conduct of its business, the Company and each of its Subsidiaries has at all times since the Lookback Date implemented and maintained, and required all vendors, processors, and other third parties that Process any Personal Information for or on behalf of the Company or any of its Subsidiaries to implement and maintain, all security measures, plans, procedures, controls, and programs, including written information security programs, to (A) identify and address internal and external risks to the privacy and security of Personal Information in their possession or control; (B) implement, monitor, and improve adequate and effective administrative, technical, and physical safeguards to protect such Personal Information and the operation, integrity, and security of its software, systems, applications, and websites involved in the Processing of Personal Information; and (C) provide notification in compliance with applicable Privacy Laws in the case of any Security Incident, in each case, except as has not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(ee) Brokers’ Fees. Neither of the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees and expenses to the Placement Agent and issuance of the Placement Agent Warrants as described in Section 2 above.

(ff) Disclosure Materials. The SEC Reports, at the time filed or furnished, and the Disclosure Materials, at the time delivered to the Purchaser, were true and correct in all material respects and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the purposes of this Agreement, “Disclosure Materials” means the Transaction Documents, any investor presentation of the Company previously provided to the Purchaser, and any roadshow presentation delivered to the Purchaser in connection with the contemplated purchase of the Shares, each as amended from time to time, relating to the Offering and any supplement or amendment thereto, and any disclosure schedule or other information document, including the Disclosure Schedule, delivered to the Purchaser prior to its execution of this Agreement, and any such document delivered to the Purchaser after its execution of this Agreement and prior to the closing of the Purchaser’s subscription hereunder.

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(gg) Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(hh) Reliance. The Company acknowledges that the Purchaser is relying on the representations and warranties, as modified by the disclosures on the Disclosure Schedule or the SEC Reports (excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward-looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature) made by the Company hereunder and that such representations and warranties, as modified by the Disclosure Schedule or the SEC Reports (excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward-looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature) are a material inducement to the Purchaser purchasing the Shares. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Purchaser would not enter into this Agreement with the Company.

(ii) Bad Actor Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). The Company represents that it has exercised reasonable care to determine the accuracy of the representation made by the Company in this paragraph.

(jj) Anti-Dilution. There are no securities or instruments issued by or to which the Company is a party as of the date hereof or as of the Closing containing anti-dilution or similar provisions that will be triggered by the issuance of shares of Common Stock in connection with the Offering or pursuant to any Other Subscription Agreement entered into in connection with the Offering that have not been or will not be validly waived on or prior to each Closing Date.

(kk) Other Purchasers. The Company has not entered into any side letter or similar agreement with any Other Purchaser in connection with such Other Purchaser’s direct or indirect investment in the Company other than the applicable Other Subscription Agreement. Each Other Purchaser will enter into the applicable Other Subscription Agreement and no other side letters or similar agreements with respect to its investment in the shares of Common Stock in connection with the Offering. Each Other Subscription Agreement is in the same form and contains the same terms and provisions as this Agreement.

(ll) Leased Real Property. There are no pending or, to the knowledge of the Company, any threatened condemnation proceedings, lawsuits or other Actions relating to any real property leased by the Company or any of its Subsidiaries or any of the buildings, structures and facilities located thereon (the “Leased Real Property”) or other matters affecting adversely the current use, occupancy or value thereof. The Company and its applicable Subsidiaries enjoy quiet possession under all leases for each parcel of Leased Real Property (each, a “Lease”) and no Leased Real Property under any such Lease is subject to any Lien, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation, as might, in any material respect, interfere with or impair the present and continued use thereof by the Company or its Subsidiaries in the usual and normal conduct of the business of the Company and its Subsidiaries.

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(mm) Material Contracts. Each Material Contract (as defined below) is the legal, valid and binding obligation of the Company or one of its Subsidiaries that is a party thereto, and is enforceable against the Company or one of its Subsidiaries, as applicable, and, to the knowledge of the Company, the counterparties, in accordance with its terms, other than, in all cases, Material Contracts that have expired, been terminated or superseded in accordance with their terms following the date hereof. Neither the Company or any of its Subsidiaries, nor to the knowledge of the Company, any counterparty, is in violation, breach or default under any such Contract or has improperly terminated, revoked or accelerated any Material Contract and no event or condition exists or has occurred which, with the giving of notice or the lapse of time or both, would, under any Material Contract, (A) constitute a breach or default by the Company or any of its Subsidiaries, or to the knowledge of the Company, a counterparty, (B) give to the counterparty any rights of termination, acceleration or cancellation of, (C) result in any obligation imposed on the Company or any of its Subsidiaries thereunder or a loss of a benefit in favor of the Company or any of its Subsidiaries thereunder, (D) allow the imposition of any fees or penalties on the Company or any of its Subsidiaries thereunder, require the offering or making of any payment or redemption by the Company or any of its Subsidiaries thereunder or (E) give rise to any increased, guaranteed, accelerated or additional rights or entitlements to the counterparty thereunder, in each case, except for such breaches, defaults and events which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any written notice of the intention of any person to terminate, fail to renew or materially and adversely modify any Material Contract.

As used herein, “Material Contract” means any written or oral agreement, contract, commitment, arrangement, subcontract, license, sublicense, lease, sublease, sales order, purchase order, indenture, mortgage, note, bond, letter of credit, warrant, instrument, obligation, or understanding (collectively, including all amendments, supplements and modifications thereto, “Contracts”) to which the Company or any of its Subsidiaries is a party or by which any of their respective assets or businesses are bound:

(i) that is required to be filed pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act;

(ii) that contains an exclusivity clause that restricts the Company or any of its Subsidiaries or a covenant not to compete in any line of business with any person in any geographical area that restricts the Company or any of its Subsidiaries or that otherwise restricts the Company or any of its Subsidiaries from freely providing products or services to any customer or potential customer, or that restricts the right of the Company or any of its Subsidiaries to sell to or purchase from any other person;

(iii) that relates to the acquisition or disposition of any business (whether by merger, sale of stock or assets or otherwise) at any time since the Lookback Date;

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(iv) that is with any Related Party of the Company or any of its Subsidiaries;

(v) that grants to the counterparty a right of first refusal, first offer or first negotiation outside of the ordinary course of business of the Company; or

(vi) that grants the other party or any third party “most favored nation” status or any similar rights.

(nn) Sanctions. Neither the Company nor any of its Subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, after due inquiry, any agent, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region and the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, and Syria (collectively, “Sanctioned Countries”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo) Employee Benefits.

(i) “Benefit Plan” means any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company is the owner, the beneficiary, or both), Code Section 125 “cafeteria” or “flexible” benefit, employee loan, educational assistance or fringe benefit plan, program, arrangement or agreement, whether written or oral, including, without limitation, any (A) “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”) or (B) other employee benefit plans, agreements, programs, policies, arrangements or payroll practices, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), which the Company or any of its Subsidiaries sponsors or maintains for the benefit of its current or former officer, director, employee, leased employee, consultant or agent (or their respective beneficiaries), or with respect to which the Company or any of its Subsidiaries has, or could reasonably be expected to have, any direct or indirect present or future liability.

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(ii) Each Benefit Plan has been established, maintained and operated in all respects in accordance with its terms and in compliance with all applicable provisions of applicable Laws, including Section 409A of the Code and the regulations and other guidance issued thereunder, in each case, except as has not been and would not reasonably be expected to have, a Material Adverse Effect. There are no investigations by any Governmental Authority, termination proceedings or other claims (except routine claims for benefits payable under the Benefit Plans) or Actions pending in writing (or to the Company’s knowledge, orally) against any Benefit Plan or asserting any rights to or claims for benefits under any Benefit Plan that would reasonably be expected to give rise to any material liability. No non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Benefit Plan. No Benefit Plan is (A) subject to Section 412 of the Code, Title IV of ERISA or Section 302 of ERISA (including a “multiemployer” plan within the meaning of Section 3(37) of ERISA), (B) a “multiple employer plan” as defined in Section 413(c) of the Code, or (C) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. No Benefit Plan is subject to the Laws of any jurisdiction other than the United States.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall, in connection with any other event(s), (i) result in any payment or benefit becoming due to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan, (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan, (iv) limit the right to merge, amend or terminate any Benefit Plan (except any limitations imposed by applicable Law, if any), or (v) give rise to any “excess parachute payment” as defined in Section 280G(b)(l) of the Code, any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

(pp) Registration of Common Stock. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(qq) DTC Status. The Company’s Transfer Agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.

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4. Representations, Warranties and Agreements of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company, as of the date hereof and as of the applicable Closing Date, the following:

(a) The Purchaser has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of the Shares and the tax consequences of the investment, including, but not limited to, the “Risk Factors” set forth on Exhibit B hereto and in the Company’s SEC Reports, and the description of the Company’s business set forth in the Company’s SEC Reports. The Purchaser has adequate means of providing for its current and anticipated financial needs and contingencies and is able to bear the economic risks of the investment for an indefinite period of time and has no need for liquidity of the investment in the Shares. The Purchaser can afford the loss of his, her or its entire investment.

(b) The Purchaser is acquiring the Shares for investment for his, her or its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands and acknowledges that the Offering, sale and delivery of the Securities have not been registered under the Securities Act or any state securities Laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities Laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Purchaser further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares, other than with respect to an Affiliate of the Purchaser. The Purchaser understands and acknowledges that the Offering, sale and delivery of the Securities will not be registered under the Securities Act nor under the state securities laws on the ground that the sale of the Shares to the Purchaser as provided for in this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by the Purchaser, and Purchaser shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Purchaser resides in the jurisdiction set forth on the Purchaser’s Omnibus Signature Page affixed hereto. If the Purchaser is, with respect to the Company, (i) a predecessor of the Company; (ii) an Affiliated issuer; (iii) a director, executive officer, other officer participating in the offering, general partner or managing member of the Company; (iv) any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; (v) any promoter connected with the Company in any capacity at the time of such sale; (vi) any investment manager of the Company if the Company is a pooled investment fund; (vii) any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the Offering; (viii) any general partner or managing member of any such investment manager or solicitor; or (ix) any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor (each such category, a “Covered Person”), the Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

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(c) The Purchaser (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity is duly organized, validly existing and in good standing under the Laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of applicable Law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that he, she or it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound, except for any violation or conflict that, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement and the other Transaction Documents or to consummate any transactions contemplated hereby or thereby.

(d) The Purchaser understands that the Shares are being offered and sold to him, her or it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such securities. The Purchaser further acknowledges and understands that the Company is relying on the representations and warranties made by the Purchaser hereunder and that such representations and warranties are a material inducement to the Company to sell the Shares to the Purchaser. The Purchaser further acknowledges that without such representations and warranties of the Purchaser made hereunder, the Company would not enter into this Agreement with the Purchaser.

(e) The Purchaser understands that, other than as expressly provided in the Registration Rights Agreement, the Company does not currently intend to register any of the Securities under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to any of the Securities. The Purchaser understands that no public market exists for the Company’s Common Stock and that there can be no assurance that any public market for the Common Stock will exist or continue to exist. The Company’s Common Stock is not approved for quotation on OTC Markets or any other quotation system or listed on any exchange.

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(f) The Purchaser has received, reviewed and understood the information about the Company, including all Disclosure Materials (including the SEC Reports) provided to it by the Company and/or the Placement Agent (at the Company’s direction), and has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. The Purchaser understands that such discussions, as well as any Disclosure Materials provided by the Company and/or the Placement Agent (at the Company’s direction), were intended to describe the aspects of the Company’s business and prospects and the Offering which the Company believes to be material, but were not necessarily a thorough or exhaustive description and except as expressly set forth in this Agreement (as modified by the disclosures on the Disclosure Schedule or the SEC Reports (excluding any disclosures contained under the heading “Risk Factors,” any disclosures of risks included in any “forward looking statements” or disclosures that are cautionary, predictive or forward-looking in nature)), the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. The Purchaser acknowledges that he, she or it is not relying upon any person or entity, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. In entering into this Agreement, the Purchaser has not relied on any oral or, except as otherwise expressly set forth in the Transaction Documents or the Disclosure Materials, written information provided by the Company, any Placement Agent, or by their respective Affiliates, agents, employees, representatives or trustees, or by any other agent or broker. No agent, employee or representative of the Company or any Placement Agent or other agent or broker has been authorized to make, and the Purchaser has not relied on, any statements other than those expressly set forth in the Transaction Documents or the Disclosure Materials. Without limiting or derogating from Section 3(ff), the Purchaser understands and represents that he, she or it is purchasing the Shares notwithstanding the fact that the Company may disclose in the future certain information the Purchaser has not received, including (without limitation) financial statements of the Company for the current fiscal period, and any subsequent period financial statements that will be filed with the SEC, that he, she or it is not relying on any such information in connection with his, her or its purchase of the Shares. The Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to his, her or its acquisition of the Shares.

(g) The Purchaser acknowledges that neither the Company nor any Placement Agent is acting as a financial advisor or fiduciary of the Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and no investment advice has been given by the Company, any Placement Agent or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Purchaser further represents to the Company that the Purchaser’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Purchaser and the Purchaser’s representatives.

(h) As of the applicable Closing, all actions on the part of the Purchaser, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Purchaser hereunder and thereunder shall have been taken, and this Agreement and the Registration Rights Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Transaction Documents, as such rights may be limited by state or federal laws or public policy underlying such laws.

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(i) The Purchaser represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in the Purchaser, nor any person on whose behalf the Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Purchaser”). The Purchaser (A) agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules and orders and (B) consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about the Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules and orders. If the Purchaser is a financial institution that is subject to the USA Patriot Act, the Purchaser represents that it has met all of its obligations under the USA Patriot Act. The Purchaser acknowledges that if, following its investment in the Company, the Company reasonably believes that the Purchaser is a Prohibited Purchaser or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer all or any of the Shares. The Purchaser further acknowledges that neither the Purchaser nor any of the Purchaser’s Affiliates or agents will have any claim against the Company for any form of damages as a result of any of the foregoing actions.

(j) If the Purchaser is an Affiliate of a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated Affiliate.

(k) The Purchaser or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company. The Purchaser has considered the risk factors in the SEC Reports before deciding to invest in the Shares.

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(l) The Purchaser is not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

(m) The Purchaser acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon any of the Securities or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

(n) Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any individual or entity acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales (as defined below), of the securities of the Company during the period commencing at the time the Purchaser was first contacted by the Company or any other individual or entity representing the Company (including the Placement Agent) regarding the transactions contemplated hereunder. Notwithstanding the foregoing, in the case of the Purchaser being a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers do not communicate or share information with, and have no direct knowledge of the investment decisions made by, the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other individuals or entities party to this Agreement, or to the Purchaser’s representatives, agents or advisors, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(o) The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of any of the Shares and other activities with respect to the Shares by the Purchaser, and will comply with such anti-manipulation rules of Regulation M.

(p) All of the information concerning the Purchaser set forth herein, and any other information furnished by the Purchaser in writing to the Company or the Placement Agent for use in connection with the transactions contemplated by this Agreement, is true, correct and complete in all material respects as of the date of this Agreement, and, if there should be any material change in such information prior to the Purchaser’s purchase of the Shares, the Purchaser will promptly furnish revised or corrected information to the Company.

(q) The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Documents. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

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(r) If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the observance in all material respects of the Laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of any of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other Laws of the Purchaser’s jurisdiction.

(s) The Purchaser represents that it is not a “foreign person” for purposes of Section 721 of the Defense Production Act of 1950 (as amended) or the rules or regulations promulgated thereunder (including 31 C.F.R. Part 800 and 31 C.F.R. part 801); provided, however, that if the Purchaser is a “foreign person” for such purposes, it agrees that it will not (i) obtain any control rights over the Company, including the ability to determine, direct, or decide important matters affecting the Company; (ii) have access to any material nonpublic technical information in the possession of the company; (iii) obtain membership or observer rights on the Board of Directors or the right to nominate an individual to a position on the Board of Directors; or (iv) have any involvement, other than through voting of shares, in substantive decision making of the Company regarding the use, development, acquisition or release of the Company’s technology.

(t) (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its Affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its Affiliates.

(u) If the Purchaser is a Covered Person, neither the Purchaser nor, to the Purchaser’s knowledge, any of its directors, executive officers, other officers that may act as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Events, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act, and disclosed reasonably in advance of the applicable Closing in writing in reasonable detail to the Company.

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(v) The Purchaser understands that there are substantial restrictions on the transferability of the Shares and that the certificates or book-entry positions representing the foregoing shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [BOOK-ENTRY POSITION] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

In addition, if the Purchaser is an Affiliate of the Company, certificates or book-entry positions evidencing the Shares issued to the Purchaser may bear a customary “Affiliates” legend.

Any fees (with respect to the Company’s Transfer Agent for the Common Stock, counsel or otherwise) associated with the removal of such legend(s) shall be borne by the Company.

Upon request from Purchaser and subject to receipt by the Company and the Transfer Agent from the Purchaser of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Company shall be obligated to promptly reissue unlegended certificates or book-entry positions at such time as the Securities evidenced by such certificates or book-entry positions (x) are sold pursuant to Rule 144 or another applicable exemption from the registration requirements of the Securities Act has been satisfied, provided that Rule 144 or such other applicable exemption is available and, if the Transfer Agent requires an opinion, the Company shall cause its legal counsel to deliver an opinion in a form reasonably acceptable to the transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act or (y) are sold pursuant to an effective resale registration statement under the Securities Act, provided that if the Transfer Agent requires an opinion, the Company shall cause its legal counsel to deliver an opinion in a form reasonably acceptable to the transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, or (z) are covered by an effective resale registration statement under the Securities Act and are Legend Removal Shares (as defined in the next sentence). If a resale registration statement under the Securities Act covering the Shares becomes effective, then the Company shall cause legal counsel to the Company, at the Company’s expense: (a) to issue to the Transfer Agent, within one (1) Trading Day after the effective date thereof, a “blanket” legal opinion in customary form to the effect that the Securities covered by a registration statement have been registered for resale under the Securities Act and, if such counsel has received a signed certificate in the form attached as Exhibit B to the Registration Rights Agreement (a “Legend Removal Certificate”) from the holder of such Securities, may then be reissued without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144 (“Legend Removal Shares”), or, otherwise, may then be reissued without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144 upon resale pursuant to such registration statement; and (b) promptly to amend such opinion to cause such Securities to be Legend Removal Shares after later receipt of a Legend Removal Certificate from the holder. Under the foregoing circumstances, the Company shall direct its Transfer Agent to issue unlegended shares, in the case of clause (x) above, within one (1) Trading Day after the Transfer Agent’s receipt of such opinion or, in the case of clause (y) above, within three (3) Trading Days after the Transfer Agent’s receipt of such legal opinion with respect to Legend Removal Shares or otherwise within three (3) Trading Days after the Transfer Agent’s receipt of evidence in customary form that the Securities have been sold pursuant to an effective resale registration statement under the Securities Act, in either case via DWAC or as otherwise requested by the holder.

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(w) If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement.

(x) The Purchaser understands that the Company was a shell company until September 29, 2025. Pursuant to Rule 144(i), securities issued by a current or former shell company (including the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one (1) year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve (12) months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates or book-entry positions for the Securities cannot be removed except in connection with (i) an actual sale meeting the foregoing requirements or (ii) pursuant to an effective registration statement.

(y) The Purchaser, if and to the extent that it purchases Shares in any Subsequent Closing, represents that it (i)(A) has a substantive, pre-existing relationship with the Company or (B) had direct contact by the Company or the Placement Agent outside of the Offering, and (ii) did not contact the Company or the Placement Agent or become interested in the Offering as a result of reading or otherwise being aware of any press release or any other public disclosure disclosing the terms of the Offering.

(z) To effectuate the terms and provisions hereof, the Purchaser hereby appoints the Placement Agent as its attorney-in-fact for the purpose of carrying out the provisions of the Escrow Agreement, including, without limitation, taking any action on behalf of, or at the instruction of, the Purchaser and executing any release notices required under the Escrow Agreement and taking any action and executing any instrument that the Placement Agent may deem necessary or advisable (and lawful) to accomplish the purposes hereof, in each case, subject to and in accordance with the terms of this Agreement. All lawful acts done under the foregoing authorization are hereby ratified and approved, and neither the Placement Agent nor any designee nor agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of fraud, gross negligence or willful misconduct. This power of attorney, being coupled with an interest, is irrevocable while the Escrow Agreement remains in effect.

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5. Conditions to Company’s Obligations at Closing. The Company’s obligation to complete the sale and issuance of the Shares and deliver the Shares to the Purchaser and to consummate the other transactions contemplated hereby at the Initial Closing and, if applicable, a Subsequent Closing, shall be subject to the satisfaction or written waiver by the Company (in whole or in part) of the following conditions, to the extent such condition can be waived, in its sole discretion, on or prior to the Initial Closing Date and each Subsequent Closing Date, as applicable:

(a) Receipt of Payment. The Company shall have received payment, by certified or other bank check or by wire transfer of immediately available funds, in the full amount of the Purchase Price for the number of Shares being purchased by the Purchaser at the Initial Closing and, if applicable, a Subsequent Closing.

(b) Receipt of Executed Transaction Documents. The Purchaser shall have executed and delivered to the Company the Omnibus Signature Page, the Purchaser Profile, the Accredited Investor Certification and the Selling Securityholder Questionnaire (as defined in the Registration Rights Agreement).

(c) Representations and Warranties. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all respects as of the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of such Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date), except for the failure of any such representation or warranty to be so true and correct as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby.

(d) Performance. The Purchaser shall have performed or complied with in all material respects all obligations and covenants herein required to be performed by the Purchaser on or prior to the applicable Closing.

(e) Minimum Offering. In connection with the Initial Closing only, the Company shall have received proceeds from the Offering equal to or greater than the Minimum Offering Amount (inclusive of any Placement Agent Investment).

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6. Conditions to Purchaser’s Obligations at the applicable Closing. The Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares to be issued to the Purchaser hereunder at the Initial Closing and, if applicable, a Subsequent Closing, and to consummate the other transactions contemplated hereby, shall be subject to the satisfaction by the Company or written waiver by the Purchaser (in whole or in part) of the following conditions, to the extent such condition can be waived, in its sole discretion, on or prior to the Initial Closing Date and each Subsequent Closing Date, as applicable:

(a) Representations and Warranties. (i) The representations and warranties made by the Company, as modified by the disclosures on the Disclosure Schedule or in the SEC Reports (excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward-looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature) set forth in Sections 3 (a), 3 (b), 3 (c), 3 (d), 3 (e), 3 (h), 3 (i), and 3(ee) hereof (collectively, the “Company Fundamental Representations”) shall be true and correct in all respects as of the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of such Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date) and (ii) the other representations and warranties made by the Company in Section 3 shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or similar qualifier) as of the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of such Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date).

(b) Performance. The Company shall have performed or complied with in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing.

(c) Receipt of Executed Transaction Documents. The Company shall have duly executed and delivered to the Placement Agent on behalf of the Purchaser the Transaction Documents.

(d) Minimum Offering. In connection with the Initial Closing only, the Company shall have received proceeds from the Offering equal to or greater than the Minimum Offering Amount (inclusive of any Placement Agent Investment).

(e) Certificate. At each applicable Closing, an executive officer of the Company shall have duly executed and delivered or caused to be delivered to the Placement Agent a certificate addressed to the Purchaser and the Placement Agent certifying as to the satisfaction of the conditions set forth in Section 6(a) and Section 6(b) as of the applicable Closing Date.

(f) Good Standing. The Company and each of its Subsidiaries is a corporation or other business entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation.

(g) Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(h) Legal Opinion. The Crone Law Group, P.C. (“CLG”), legal counsel for the Company, shall deliver an opinion addressed to the Purchaser and the Placement Agent, dated as of the applicable Closing Date, in form and substance reasonably acceptable to the Placement Agent.

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(i) Compliance with Laws. The transactions contemplated by this Agreement and the other Transaction Documents, including the sale and issuance of the Shares, shall be legally permitted by all Laws and regulations to which the Company is subject or which are otherwise applicable to the transactions contemplated by the Transaction Documents.

(j) Qualifications. All Authorizations of, or notices to, any Governmental Authority that are required in connection with the transactions contemplated by this Agreement, including the lawful issuance and sale of the Shares pursuant to this Agreement at each Closing, shall have been delivered or obtained and effective as of such Closing except for Blue Sky law permits and qualifications that may be properly obtained after such Closing and filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D which shall be filed no later than fifteen (15) calendar days after the “date of first sale” in the Offering.

(k) No Material Adverse Effect. There shall have been no Material Adverse Effect.

(l) Delivery of Stock Certificates. The Company shall have duly executed and mailed to the Placement Agent on behalf of Purchasers who have a current brokerage account with the Placement Agent, or directly to Purchasers who do not have a current brokerage account with the Placement Agent, as applicable, certificates (or book-entry statements, if requested by the Placement Agent or Purchasers) representing the Shares purchased by the Purchasers in the Offering within five (5) business days of the applicable Closing Date.

7. Indemnification.

(a) In addition to the indemnity provided to the Purchaser in the applicable Registration Rights Agreement, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates, and its and their respective directors, officers, stockholders, equity holders, members, managers, partners, employees, attorneys, consultants, representatives and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, equity holders, members, managers, partners, employees, attorneys, consultants, representatives and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (collectively, the “Purchaser Indemnitees”), from and against all losses, liabilities, claims, damages, costs, fees, charges, Taxes, judgements, fines, penalties and expenses whatsoever (including, but not limited to, amounts paid in settlement and any and all reasonable out-of-pocket expenses, including attorneys’ fees and expenses, incurred in investigating, preparing or defending against any litigation commenced or threatened) (collectively, “Indemnified Liabilities”) arising out of or relating to: (i) the inaccuracy, violation or breach of any of the Company’s representations or warranties made in Section 3 of this Agreement; (ii) any breach or failure to perform by the Company of any of its covenants and obligations contained herein or (iii) any Action brought or made against such Purchaser Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of, relating to or resulting from (A) the execution, delivery, performance or enforcement of the Transaction Documents or the transactions contemplated hereby or thereby, including the issuance of the Shares, or (B) the status of the Purchaser as an investor in the Company pursuant to the transactions contemplated hereby or by the other Transaction Documents, except to the extent that any such Indemnified Liabilities arise out of a violation of Law or a breach of this Agreement by the Purchaser or one of its related Purchaser Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable Law. The liability of the Company under this paragraph shall not exceed the total Purchase Price paid by the Purchaser hereunder, except in the case of fraud.

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(b) The Company shall have the right to control the investigation and defense of any Action for which a Purchaser Indemnitee may be entitled to indemnification hereunder with counsel reasonably satisfactory to such Purchaser Indemnitee, at the sole cost and expense of the Company, upon written notice to the applicable Purchaser Indemnitee; provided, that (i) such notice contains confirmation that the Company has agreed to indemnify the Purchaser Indemnitee (subject to the limitations on indemnification set forth herein) for the Indemnified Liabilities arising out of, relating to or resulting from such Action and (ii) the Company shall not be entitled to assume or control the investigation and defense, if (A) such claim seeks non-monetary, equitable or injunctive relief or alleges any violation of criminal Law or (B) the Company is also a party and the Purchaser Indemnitee determines in good faith after consultation with counsel that there may be one or more legal defenses available to such Purchaser Indemnitee that are different or additional to those available to the Company. If the Company assumes the investigation and defense of such Action in accordance herewith, the Purchaser Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the investigation and defense of such Action.

(c) Notwithstanding anything to the contrary herein, without the prior written consent of the Purchaser Indemnitee, the Company shall not, and shall not cause or permit any of its Subsidiaries or its or their respective Related Parties to, negotiate, consent to or enter into any settlement, or consent to the entry of any judgment, with respect to any Action for which such Purchaser Indemnitee may be entitled to indemnification hereunder, unless such settlement (i) includes an unconditional release of such Purchaser Indemnitee from all liability arising out of such proceeding, (ii) does not require any admission of wrongdoing by any Purchaser Indemnitee, and (iii) does not obligate or require any Purchaser Indemnitee to take, or refrain from taking, any action.

(d) The Purchaser acknowledges on behalf of itself and each Purchaser Indemnitee that, other than (i) for Actions seeking specific performance of the obligations under this Agreement; or (ii) in the case of a breach or violation of this Agreement by the Company which has resulted from either (A) intentional fraud or (B) a deliberate act or failure to act with actual knowledge that the act or failure to act constituted or would result in a breach or violation, in each case, the sole and exclusive remedy of the Purchaser and the Purchaser Indemnitees with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions (including the limitations thereof) set forth in this Section 7.

8. Revocability; Binding Effect. The subscription hereunder may be revoked, in whole or in part, prior to the Initial Closing or any Subsequent Closing, as applicable, in the sole discretion of the Purchaser, for any reason or no reason, provided that written notice of revocation is sent and is received by the Company or the Placement Agent at least two (2) Business Days prior to the Initial Closing Date or the applicable Subsequent Closing Date. The Purchaser hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

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9. Miscellaneous.

(a) Use of Proceeds. The Company currently intends to use the net proceeds from the Offering for general corporate and working capital purposes, including the Company’s operations and growth initiatives.

(b) Modification. This Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the holders of at least a majority of the Shares issued in the Offering; provided that this Agreement may not be amended and the observance of any term hereof may not be waived with respect to any Purchaser without the written consent of such Purchaser if such amendment or waiver on its face materially and adversely affects the rights of such Purchaser under this Agreement in a manner that is different than the Other Purchasers. Any amendment, modification or waiver effected in accordance with this Section 9(b) shall be binding upon the Purchaser and each transferee of any of the Securities, each future holder of all such Securities, and the Company, its successors and assigns.

(c) Third-Party Beneficiary. The Placement Agent shall be an express third party beneficiary of the representations and warranties of the Company and the Purchaser included in Sections 3 and 4 of this Agreement. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in Section 7 and this Section 9 (c).

(d) Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iv) when sent, if by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e- mail server that such e-mail could not be delivered to such recipient); or (v) one (1) Business Day after deposit with a nationally recognized overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

(i)	if to the Company, at

Palomino Laboratories Inc. 313 Bryant Court, Palo Alto, CA 94301 Attention: Jeff Shealy, CEO Email: jeff@palominolabs.ai

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with copies (which shall not constitute notice) to:

The Crone Law Group, P.C. 420 Lexington Avenue New York, NY 10170 Attention: Tammara Fort, Esq. E-mail: tfort@cronelawgroup.com

(ii)	if to the Purchasers, at the address set forth on each such Omnibus Signature Page hereof

(or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section).

(e) Assignability. This Agreement is binding upon, and is enforceable by, each of the Company and the Purchaser and their respective successors and permitted assigns. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser other than an assignment of the rights, interests and obligations hereunder in connection with any transfer of the Securities by a Purchaser to a permitted assignee. Notwithstanding the foregoing, the Purchaser may assign its rights and obligations under this Agreement to one or more of its Affiliates or, with the Company’s prior written consent, to another person, in either case that is an accredited investor as defined in Rule 501 of Regulation D; provided, that no such assignment shall relieve the Purchaser of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief. For the avoidance of doubt, nothing in this Section 9 (e) is intended to, or shall have the effect of, restricting or otherwise impairing any transfer of the Securities by the Purchaser in accordance with applicable Laws and the provisions of the Transaction Documents.

(f) Applicable Law. This Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the Laws of the State of New York, without reference to the principles thereof relating to the conflict of Laws to the extent they would result in the application of the Laws of any other jurisdiction. Any litigation based hereon, or arising out of, under or in connection with, this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby shall be brought and maintained exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, and the appellate courts therefrom, in each case sitting in New York County, New York. Each party irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such party’s address set forth in Section 9(d), such service to become effective ten (10) days after such mailing.

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(g) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(h) Form D; Blue Sky Qualification. The Company agrees to timely file a Form D with respect to the Shares and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at such Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

(i) Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

(j) Securities Law Disclosure; Publicity. By 9:00 a.m., New York City time, on the trading day immediately following the Initial Closing, the Company shall issue a press release disclosing all material terms of the Offering. The Company will also file with the SEC, as soon as practicable following the Closing Date but in no event more than four (4) Business Days following the Closing Date, a Current Report on Form 8-K describing the Offering and the related transactions, and including as exhibits the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement, in each case without redaction and including all schedules, exhibits and appendices, except as permitted by applicable SEC rules and instructions and provided that any redaction or schedule, exhibit or appendix not so filed in reliance on such rules and instructions shall not contain any material non-public information) (the “8-K”). Upon request of the Purchaser, the Company will deliver to the Purchaser a copy of any exhibit to be filed or furnished with the 8-K, in the form intended to be filed or furnished; provided, however, that such delivery shall be deemed to have been effected to the extent such document has been filed with or furnished to the SEC pursuant to its EDGAR. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or an Affiliate of the Purchaser, or include the name of the Purchaser or an Affiliate of the Purchaser in any press release or filing with the SEC (other than a registration statement) or any regulatory agency or principal trading market, without the prior written consent of the Purchaser, except (i) as required by federal securities Law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the SEC, or (ii) in connection with a request by FINRA relating to the Form 211 to be filed by a market maker on the Company’s behalf, or (iii) to the extent such disclosure is required by applicable Law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations, in which case the Company shall to the extent legally permissible provide the Purchaser with prior written notice of such disclosure permitted under this sub-clause (ii). From and after the filing of the 8-K, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its respective officers, directors, employees or agents or any other person acting on its behalf in connection with the Offering that is not disclosed in the 8-K unless the Purchaser shall have executed a written agreement with the Company regarding the confidentiality and use of such information or is otherwise subject to confidentiality restrictions. The Purchaser, severally and not jointly with the Other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 9 (j), the Purchaser will maintain the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of such transactions), except to the extent such disclosure is required by applicable Law and then only after providing the Company with advance notice of such disclosure to the extent legally permissible so that the Company may seek a protective order to prevent such disclosure. In addition, the Purchaser acknowledges that it is aware that United States securities laws may restrict persons who have material, non-public information about a company from purchasing or selling any securities of such company while in possession of such information. The provisions of this Section 9 (j) are in addition to and not in replacement of any other confidentiality agreement, if any, between the Company and the Purchaser.

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(k) Non-Public Information. Except for information (including the terms of this Agreement and the transactions contemplated hereby) that will be disclosed in the 8-K and filed with the SEC, the Company shall not and shall cause each of its officers, directors, employees, agents and other representatives, not to, provide the Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries or any of the Company’s securities without the express prior written consent of the Purchaser. The Company understands, acknowledges and agrees that (a) the Purchaser, its Affiliates and persons acting on its or their behalf will rely on the provisions of Section 9(j) and this Section 9(k) in effecting transactions in the Shares and other securities of the Company and of other persons, and (b) notwithstanding anything to the contrary contained herein, the Purchaser shall not (nor shall any of the Purchaser’s Affiliates, attorneys, agents or representatives) have, solely as a result of this Agreement or any of the other Transaction Documents or the purchase of the Shares, any duty of trust or confidence with respect to, or any obligation not to trade in any securities while aware of, any material non-public information (i) provided by, or on behalf of, the Company, any of its Subsidiaries or any of its or their officers, directors (or equivalent persons), employees, attorneys, agents or representatives in violation of any of the representations, covenants, provisions or agreements set forth in Section 9(j) or this Section 9(k) or (ii) otherwise possessed (or continued to be possessed) by the Purchaser (or any Affiliate, agent or representative thereof) as a result of any breach or violation by the Company of any representation, covenant, provision or agreement set forth in Section 9 (j) or this Section 9 (k).

(l) Entire Agreement. This Agreement, together with the Registration Rights Agreement and each other Transaction Document, and all exhibits, schedules and attachments hereto and thereto, including the Disclosure Schedule and any confidentiality agreement between the Purchaser and the Company, constitute the entire agreement between the Purchaser and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(m) Share Certificates. The Shares issued at any Closing may be certificated or represented by book-entry positions on the books of the Transfer Agent. If the Shares are subsequently certificated and any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and its Transfer Agent for any losses in connection therewith and/or, if required by such Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate or instrument. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

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(n) Expenses. Except as explicitly provided otherwise in this Agreement, all parties shall bear their own fees and expenses in connection with the Offering and any due diligence activities relating thereto. Without limiting the foregoing, the Company shall pay all Transfer Agent fees, stamp taxes and other Taxes and duties levied in connection with the sale and issuance of the Offering, and the Company shall file all necessary Tax Returns and other documentation with respect to such fees, Taxes and duties, and the Company shall pay all fees and expenses of its counsel in connection with the issuance of any opinion required by Section 6(h) above and of any opinion to the Transfer Agent for the removal of any legend on the Shares. Any expenses of the Placement Agent (or any sub-agents), including fees and expenses of their legal counsel, will be paid or reimbursed as agreed by the Company with the Placement Agent in the Placement Agent Agreement (or similar agreement) by and between the Company and such Placement Agent. All other fees and expenses relating to the Offering, including but not limited to the Placement Agent’s cash fee and expense allowance and any expenses of the Company will be payable at each closing of the Offering from the proceeds thereof.

(o) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages that contain copies of an executed signature page such as in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in .pdf format shall be deemed to be their original signatures for all purposes.

(p) Severability. Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable Law, such invalid or contrary provision shall be replaced with a valid provision that as closely as possible reflects the parties’ intent with respect thereto, and invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(q) Headings. Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(r) Multiple Closings. The Purchaser understands and acknowledges that there may be multiple Closings for the Offering.

(s) Additional Information; Further Assurances. The Purchaser hereby agrees to furnish the Company such other information as the Company may reasonably request prior to the applicable Closing with respect to its subscription hereunder. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party hereto may reasonably request in order to effect the transactions contemplated hereby and to accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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(t) Survival. The parties, agree that, if the Closing occurs, (i) the Company Fundamental Representations shall survive the execution and delivery of this Agreement for a period of three (3) years from the Initial Closing Date and (ii) the other representations and warranties of the Company and the representations and warranties of the Purchaser contained in this Agreement shall survive the execution and delivery of this Agreement for a period of one (1) year from the Initial Closing Date and in each case, shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company. The covenants and agreements contained in this Agreement (including the covenants and agreements set forth in Section 7 hereof) shall survive the Closing and delivery of the Securities included in the Shares in accordance with their terms or, if no term is specified, such covenants and agreements shall survive indefinitely. Notwithstanding anything herein to the contrary, in no event shall the Purchaser have any liability to the Company or to any other person in connection with the Offering other than pursuant to this Agreement.

(u) Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement. Accordingly, pursuant to the terms and conditions of this Agreement and the Registration Rights Agreement, it is hereby agreed that the execution by the Purchaser of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

(v) Public Disclosure. Neither the Purchaser nor any officer, manager, director, member, partner, stockholder, employee, Affiliate, Affiliated person or entity of the Purchaser shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval (which may be withheld in the Company’s sole discretion), except to the extent such disclosure is required by Law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations.

(w) Potential Conflicts. The Placement Agent, its sub-agents, legal counsel to the Company, the Placement Agent and/or their respective Affiliates, principals, representatives or employees may now or hereafter own shares of the Company. Purchaser specifically acknowledges that it (a) understands the risks of such potential or actual conflicts, (b) acknowledges that it has had an opportunity to ask for information relevant to these disclosures, and (c) gives its informed consent to the transactions and relationships described therein.

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(x) Independent Nature of the Purchaser’s Obligations and Rights. For avoidance of doubt, the obligations of the Purchaser under this Agreement, the other Transaction Documents and any other agreements delivered in connection herewith are several and not joint with the obligations of any Other Purchaser in connection with the Offering, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchaser in connection with the Offering. The decision of the Purchaser to purchase Shares pursuant to this Agreement has been made by the Purchaser independently of any Other Purchaser or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any Other Purchaser or investor or by any agent or employee of any Other Purchaser or investor, and neither the Purchaser nor any of its agents or employees shall have any liability to any Other Purchaser or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein and no action taken by the Purchaser shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchaser is in any way acting in concert or as a group with any Other Purchaser in connection with the Offering with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document or any Other Subscription Agreement. Except as specifically set forth herein, the Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other party to be joined as an additional party in any proceeding for such purpose.

(y) Waiver of Conflicts of Legal Counsel. Each party to this Agreement acknowledges that CLG, counsel to the Company, may have in the past performed and may continue to or in the future perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that it has had an opportunity to ask for information relevant to this disclosure; (b) acknowledges that CLG represented the clients referred to above, respectively, in the transactions contemplated by this Agreement and have not represented any individual Purchaser in connection with such transactions; and (c) gives its informed consent to CLG’s representation of certain of the Purchasers in unrelated matters and to CLG’s representation of the clients referred to above, respectively, in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

(z) Adjustments. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of Shares or the Per Share Purchase Price shall be deemed to be amended to appropriately account for such event.

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(aa) Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party hereto may be entitled to seek protective orders, injunctive relief and other remedies available at Law or in equity (including, without limitation, seeking specific performance or rescission of purchases, sales and other transfers). The parties hereto agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by the Purchaser or the Company, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of the Purchaser and the Company, as applicable, under this Agreement all in accordance with the terms of this Section 9 (aa). Neither the Purchaser nor the Company, as applicable, shall be required to provide any bond or other security in connection with seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, all in accordance with the terms of this Section 9 (aa).

(bb) Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or in any other Transaction Document, and notwithstanding the fact that the Purchaser may be partnerships or limited liability companies, the Company hereto covenants, agrees and acknowledges that no recourse under this Agreement or any Transaction Document shall be had against any the Purchaser’s future, present or former Affiliates, or the Purchaser’s or its Affiliates’ respective future, present or former officers, directors, managers, employees, partners, equity holders, controlling persons, members, agents, attorneys, investment advisers, representatives, successors or permitted assigns (the “Purchaser Parties”) (other than the Purchaser and its successors and Permitted Assignees under this Agreement), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Purchaser Parties, as such, for any obligation or liability of any party under this Agreement or any other Transaction Document for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 9 (bb) shall relieve or otherwise limit the liability of the Purchaser or any of its successors or Permitted Assignees, for any breach or violation of its obligations under such agreements, documents or instruments. The liability limitation provision in this Section 9(bb) shall survive termination of this Agreement. The Purchaser Parties are intended third party beneficiaries of the provisions of this Section 9(bb), entitled to enforce such provisions as if directly party to this Agreement.

(cc) Rules of Construction. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the 20th day of April, 2026.

PALOMINO LABORATORIES INC.

By:
Name:	Jeff Shealy
Title:	President and Chief Executive Officer

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Palomino Laboratories Inc.

OMNIBUS SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of                   , 202         1 (the “Subscription Agreement”), between the undersigned, Palomino Laboratories Inc., a Delaware corporation (the “Company”), and the other parties thereto, in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in the form furnished to the undersigned, and (iii) purchase the Shares of the Company’s securities as set forth in the Subscription Agreement and below, hereby agrees to purchase such Shares from the Company and further agrees to join the Subscription Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations and Warranties of the Purchaser” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.

Securities Delivery Acknowledgement:

The undersigned acknowledges that, if the undersigned has an existing brokerage account with the Placement Agent, their securities will be delivered to the Placement Agent for deposit into their brokerage account. If the undersigned does not have a brokerage account with the Placement Agent, the undersigned will promptly provide further instructions to the Company with regard to the delivery of their securities.

IN WITNESS WHEREOF, the Purchaser hereby executes the Subscription Agreement and the Registration Rights Agreement.

Dated:	, 2026

	×	$4.00	=	$
Number of Shares		Purchase Price per Share	Total Purchase Price

PURCHASER (individual)	PURCHASER (entity)

Signature	Name of Entity

By: _____________________________________________
Print Name	Signature

Print Name: _______________________________________
Signature (if Joint Tenants or Tenants in Common)	Title: ____________________________________________

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

[1] Will reflect the Closing Date. Not to be completed by Subscriber.

Palomino Laboratories Inc.

ACCREDITED INVESTOR CERTIFICATION

(all Purchasers must INITIAL where appropriate)

By initialing you certify that:

PART I: For Individual Purchasers Only

Initial	______	I have a net worth, or joint net worth with my spouse or spousal equivalent, of more than US$1,000,000. For purposes of calculating “net worth”: (i) my primary residence shall not be included as an asset; (ii) indebtedness that is secured by my primary residence, up to the estimated fair market value of the primary residence at the time of subscription, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of subscription exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by my primary residence in excess of the estimated fair market value of the primary residence at the time of subscription shall be included as a liability. “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. “Joint net worth” is the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.
Initial	______	I have had an individual income in excess of US$200,000 in each of the two most recent calendar years, or joint income with my spouse or spousal equivalent in excess of US$300,000 in each of those years, and have a reasonable expectation of reaching the same income level in the current calendar year. (“Income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any gains excluded from the calculation of adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.)
Initial	______	I hold in good standing one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).
Initial	______	I am a director or executive officer of Palomino Laboratories Inc.

PART II: For Non-Individual Purchasers (Entities)

The Purchaser is:

Initial	______	A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.
Initial	______	A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.
Initial	______	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.
Initial	______	An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940.
Initial	______	An insurance company, as defined in Section 2(a)(13) of the Securities Act.
Initial	______	An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.
Initial	______	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
Initial	______	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Act.
Initial	______	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of US$5 million.
Initial	______	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of US$5 million, or if the employee benefit plan is a self-directed plan in which investment decisions are made solely by persons that are accredited investors.
Initial	______	A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

Initial	______	A corporation, Massachusetts or similar business trust, partnership, or limited liability company or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of US$5 million.
Initial	______	A trust with total assets in excess of US$5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.
Initial	______	An entity of a type not listed above, that is not formed for the specific purpose of acquiring the Securities and owns investments in excess of US$5 million. For purposes of this clause, “investments” means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.
Initial	______	A family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of US$5 million; (ii) is not formed for the specific purpose of acquiring the Securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.
Initial	______	A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of the immediately preceding clause and whose prospective investment in the Issuer is directed by that family office pursuant to subclause (iii) of the immediately preceding item.
Initial	______	An entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors in one or more of the categories described above. Please also see “Additional Questions for Certain Accredited Investors” below.

Additional Questions for Certain Accredited Investors:

If the undersigned entity has checked the last item above, please complete the following:

(1)	What type of entity is the Purchaser?

(2)	List all equity owners of the Purchaser (whether entities themselves or natural persons):

(3)	Have each equity owner that is a natural person respond individually to Part I of this Certification. Have each equity owner that is an entity respond separately to Part II of this Certification. Please attach these responses as additional pages to the back of this Certification.

Palomino Laboratories Inc.

Purchaser Profile

(Must be completed by Purchaser)

Purchaser Name(s): ________________________________________________________________________________

Individual executing Profile or Trustee: _________________________________________________________________

Social Security Numbers / Federal I.D. Number: ___________________________________________________________

Date of Birth:			Marital Status: ________________________
Joint Party Date of Birth:			Investment Experience (Years): ____________
Annual Income:			Liquid Net Worth: ______________________

Net Worth*:

Tax Bracket:	_____ 15% or below	_____ 25% - 27.5%	_____ Over 27.5%

Home Street Address: ______________________________________________________________________________

Home City, State & Zip Code: ________________________________________________________________________

Home Phone: ______________________ Home Fax: ______________________ Home Email: _____________________

Employer: _______________________________________________________________________________________

Employer Street Address: ___________________________________________________________________________

Employer City, State & Zip Code: ______________________________________________________________________

Bus. Phone: _______________________ Bus. Fax: _______________________ Bus. Email: _______________________

Nature of Business (type of sector or industry):_______________________ Title/Position:_________________________

Outside Broker/Dealer: ______________________________________________________________________________

Please check if you are a FINRA member or Affiliate of a FINRA member firm: ____

_______________________________	_______________________________
Purchaser Signature	Date

* For purposes of calculating “net worth”: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time of subscription, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of subscription exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence at the time of subscription shall be included as a liability.

EXHIBIT A

Form of Registration Rights Agreement

EXHIBIT B

Risk Factors

There is currently no market for our common stock and there can be no assurance that any market will ever develop. You may therefore be unable to re-sell shares of our common stock at times and prices that you believe are appropriate.

Our common stock is not listed on a national securities exchange or any other exchange, or quoted on an over-the-counter market. Therefore, there is no trading market, active or otherwise, for our common stock and our common stock may never be included for trading on any stock exchange, automated quotation system or any over-the-counter market. Accordingly, our common stock is highly illiquid and you will likely experience difficulty in re-selling such shares at times and prices that you may desire.

Our common stock may not be eligible for listing or quotation on any securities exchange or over-the-counter trading system.

We cannot assure you that we will be able to meet the initial listing standards of any national securities exchange, or, if we do meet such initial listing standards, that we will be able to maintain any such listing. Even if our common stock is quoted for sale on an over-the-counter quotation system, buyers may be insufficient in numbers to allow for a robust market and it may prove impossible to sell your shares. In addition, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

The market price and trading volume of our common stock may be volatile and could decline significantly.

The quotation systems, including the OTC Markets QB tier and QX tier, or stock exchanges, including Nasdaq, on which our common stock may be quoted or on which our common stock may be listed in the future have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for our common stock, the market price of our common stock may be volatile and could decline significantly. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the market price of our common stock. We cannot assure you that the market price of common stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the realization of any of the risk factors presented in the Company’s SEC Reports or this Agreement;

●	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity or financial condition;

●	additions and departures of key personnel;

●	failure to comply with the requirements of the OTCQB market, or following our potential up listing on Nasdaq;

●	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

●	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our common stock;

●	publication of research reports about us, or our industry;

●	the performance and market valuations of other similar companies;

●	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

●	speculation in the press or investment community;

●	actual, potential or perceived control, accounting or reporting problems; and

●	changes in accounting principles, policies and guidelines.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

The designation of our common stock as “penny stock” would limit the liquidity of our common stock.

Our common stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stock in start-up companies is among the riskiest equity investments. Broker-dealers who sell penny stock must provide purchasers with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stock and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation and make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. If our common stock is deemed “penny stock”, because of penny stock rules, there may be less trading activity in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, our stock price and trading volume could decline.

Our stock price and trading volume following our quotation on the OTC Markets QB tier, if any, or following our potential listing on a securities exchange, if any, will be heavily influenced by the way analysts and investors interpret our financial information and other disclosures. Securities and industry analysts do not currently, and may never, publish research on our business. If few securities or industry analysts commence coverage of us, our stock price could be negatively affected. If securities or industry analysts downgrade our common stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our common stock.

The offering price has been arbitrarily determined.

The offering price of the common stock was determined through negotiations with the Placement Agent. The price of the common stock does not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets. Rather, the price of the common stock was derived as a result of our negotiations with the Placement Agent based upon various factors including prevailing market conditions, our future prospects and our capital structure. This price does not necessarily accurately reflect the actual value of the common stock or the price that may be realized upon disposition of the common stock.

The future issuance of equity or of debt securities that are convertible into equity may dilute your investment and reduce your equity interest.

We may choose to raise additional capital in the future, depending on market conditions, strategic considerations and operational requirements. To the extent that additional capital is raised through the issuance of shares or other securities convertible into shares, our stockholders will be diluted. Future issuances of our common stock or other equity securities, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock and impair our ability to raise capital through future offerings of equity or equity-linked securities. For example, we have agreed, at our expense, to prepare a registration statement, and to cause us to file a registration statement with the SEC registering the resale of shares of our common stock. The resale of a substantial number of shares of our common stock in the public market could adversely affect the market price for our common stock and make it more difficult for you to sell shares of our common stock at times and prices that you feel are appropriate. Furthermore, we expect that, because there will be a large number of shares registered pursuant to a registration statement, selling stockholders will continue to offer shares covered by such registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time and continued negative pressure on the market price of our common stock could have a material adverse effect on our ability to raise additional equity capital.

Our management will have broad discretion over the use of the net proceeds from this offering, and you will be relying on the judgment of our management regarding their application.

We intend to use the net proceeds from this offering for general corporate purposes, which may include product development, capital expenditures, repayment of indebtedness, working capital, strategic initiatives, and other business opportunities. However, our management will have broad discretion in determining the specific uses of the net proceeds and may allocate them in ways that differ from our current expectations based on evolving business needs and market conditions.

Because of this broad discretion, investors will be relying on the judgment of our management with respect to the use of proceeds. The net proceeds may not be applied in a manner that increases the value of your investment, and our use of the proceeds may not result in improved operating results or profitability.

If we fail to maintain effective internal control over financial reporting, or if we identify material weaknesses in the future, our ability to produce accurate and timely financial statements could be impaired, which may adversely affect investor confidence in our company and the value of our securities.

We have not yet fully developed or maintained an effective control environment that meets the requirements of Section 404 of the Sarbanes-Oxley Act. Our limited resources, lack of sufficient personnel with appropriate expertise in U.S. GAAP and SEC reporting requirements, and evolving internal processes have contributed to material weaknesses in our internal control over financial reporting.

If our remediation efforts are insufficient or if we identify additional material weaknesses in the future, our ability to record, process, and report financial information accurately and on a timely basis could be adversely affected. Any such failure could result in misstatements in our financial statements, delays in required filings, loss of investor confidence, potential delisting from a securities exchange, and a decline in the market price of our securities.

An investment in our common stock is speculative and there can be no assurance of any return on any such investment.

An investment in our common stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

Investor funds will not accrue interest while in escrow prior to closing.

All funds delivered in connection with subscriptions for common stock will be held in a non-interest bearing escrow account until the closing of the offering, if any. If on the termination date (as may be extended), the Escrow Agent has not received the written instructions from the Company, Palomino, and Placement Agent regarding the disbursement of the escrow funds, then the Escrow Agent shall promptly return the escrow funds to the purchasers without interest or offset and close the Escrow Account immediately thereafter. Investors in the common stock offered hereby may not have the use of such funds or receive interest thereon pending the completion of the offering.

You should consult your independent tax advisor regarding any tax matters arising with respect to our common stock.

All prospective purchasers of our common stock are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the Securities in their particular situations.

There may be conflicts between the best interests of prospective investors in this Offering and our shareholders, on the one hand, and the interests of our Placement Agent and its officers, associated persons and employees, on the other hand.

Lucius Partners holds 4,000,000 shares of our Common Stock, which it purchased upon formation of the Company for a nominal price. Investors will be paying a substantially higher price for shares than was paid by Lucius Partners. As such, Lucius Partners could potentially realize substantial gains in its investment at prices per share that would represent sizable losses for investors in the Offering.

Matthew Eitner, the Chief Executive Officer of the Placement Agent, James Ahern, the Managing Partner of the Placement Agent, and Patrick Gallagher, a Managing Director of the Placement Agent, are managing members, members, and/or officers of Lucius Partners, and therefore are indirectly material stakeholders of the Company. Currently, Jeff Shealy, Richard Ogawa and Steve DenBaars (the “Founders”) have the right to nominate two (2) directors to the board of directors of the Company, as reasonably acceptable to Lucius Partners, and Lucius Partners has the right to nominate one (1) director to the board of directors of the Company, as reasonably acceptable to the Founders. As of the date hereof, the Founders’ nominees are Jeff Shealy and Richard Ogawa, and Lucius Partners’ nominee is Steven DenBaars. Further, at such time as the Company is trading on any of the OTC Markets, Inc., the Nasdaq Stock Market LLC, the NYSE or NYSE American, the board of directors of the Company shall consist of at least five (5) members, at least three (3) of whom shall be “independent” (as such term is defined by the OTC Markets or the national exchange on which the Company’s securities are then traded), and will include two (2) directors nominated by the Founders, and reasonably acceptable to Lucius Partners, and two (2) directors nominated by Lucius Partners and reasonably acceptable to the Founders, and additional independent director(s) as agreed by the Founders and Lucius Partners.

Additionally, prior to the consummation of the merger between the Company and its predecessor entity Lucius Partners received fees from the Company for advisory and certain other services provided to the Company.

There may be conflicts between the best interests of prospective investors in this Offering and our shareholders, on the one hand, and the interests of our Placement Agent and its officers, associated persons and employees, on the other hand. Ownership of our capital stock by members of management of the Placement Agent, who are also affiliated with Lucius Partners, may create the appearance of, or create, conflicts of interest if and when such individuals are faced with decisions that could have varying implications for us and themselves.